UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 19, 2011, MicroVision, Inc. plans to post the following on its website blog:

And the number one question is….

As 2011 comes to a close I wanted to take an opportunity to update you on the topic we overwhelmingly receive the most questions about – direct green lasers (DGLs). Everyone wants us to tell them when they will be available! Lest you be led astray by false soothsayers, based on our periodic discussions and latest updates from three direct green laser developers we anticipate that Nichia, Osram and Soraa will release commercial versions of their lasers in 2012 and two of the three should have commercial direct green laser released by mid-2012. So what do I mean by “commercial version” direct green laser? It’s a laser that has passed through intense qualification by the component manufacturer to insure that it meets all of its intended performance specifications, with confirmed reliability and manufacturability necessary for mass production.

To date, we have integrated pre-qualified direct green laser samples from all 3 manufacturers into opto-mechanical modules received from Pioneer and, after adding the electronics, we created complete prototypes of the new HD PicoP engine that are currently being tested and evaluated by our engineering team. Because we expect Pioneer to be the 1st OEM to use our engine in its after-market HUD product targeted for mid-2012 introduction, we have shipped new HD PicoP engine samples to Pioneer and they have begun their own testing and evaluation process on these samples. Once both our and Pioneer’s teams are comfortable with the basic performance of the early samples we plan to start seeding these to other selected OEMs for their own testing and evaluation starting in Q1 2012. Based on evaluations performed by us, Pioneer, and others, we expect to provide continuous feedback to DGL manufacturers and other component suppliers of our new HD PicoP engine as is a typical part of commercial product development and introduction.

Here are a few facts about direct green lasers:

•	DGLs will be a standard size (like red and blue diodes available today) and smaller than synthetic green lasers (SGLs).

•

The “synthetic” green lasers used today differ greatly in performance and form factor which required us to invest into two distinctly different PicoP commercial engines. On the other hand, DGLs are expected to adhere to the same standard package. This should greatly simplify our job because we should not need a different engine for each DGL manufacturer. Behavioral differences of the lasers should be accommodated in the PicoP engine’s electronics and algorithms.

•	DGLs will be much cheaper than synthetic green lasers at introduction.

•

Ultimately, pricing depends on volume and yield hence we will not know the final pricing next year. However, the two important points to focus on are: DGL are much easier to manufacture than their “synthetic” predecessors and the budgetary quotes we see today reflect cost that is substantially less than the cost of the synthetic green lasers we purchased from 2010-2011.

•	DGLs will be available in higher quantities than SGLs.

•

Based on our discussions with suppliers, we expect volumes to reach monthly run rates that far exceed historical production of SGL volumes. Direct green laser diodes will be manufactured similar to established manufacturing processes used for red and blue diodes today by some of the largest laser suppliers in the world. It’s an easy equation: Simpler = easier to manufacture = higher volumes and yields.

In the coming weeks we intend to provide a series of posts that discuss direct green lasers in more detail, as well as other business updates. Stay tuned!

Certain statements contained in this post, including those relating to future operations, performance by third parties, product releases, integration of PicoHUD technology into HUD products and future product development and those using words such as “anticipate,” “intend,” “will,” “should,” “expect” and “plan” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company’s forward-looking statements include the following: our ability to raise additional capital when needed; our financial and technical resources relative to those of our competitors; our ability to enforce our intellectual property rights and protect our proprietary technologies; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including the company’s Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

The information in this Item 7.01 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: December 19, 2011